Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 5, 2012 relating to the financial statements of Pacific Coast Energy Company LP, which appears in the Registration Statement on Form S-1 of Pacific Coast Oil Trust and Pacific Coast Energy Company LP (File No. 333-178928). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 2, 2012